UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, NY11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Unique Logistics International, Inc. (the “Company”) on June 23, 2021, the Company, Unique Logistics Holdings, Inc., a Delaware corporation (“Holdings”), Unique Logistics International (NYC), LLC, a Delaware limited liability company (“New York”), Unique Logistics International (BOS), Inc., a Massachusetts corporation (“Boston” and, together with the Company, Holdings and New York, collectively, “Seller”), entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) dated as of June 1, 2021, with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement) at an interest rate of the highest prime rate (but in no event less than 3.25%) plus 3%.

On August 4, 2021, the parties to the TBK Agreement entered into a First Amendment to Revolving Purchase, Loan and Security Agreement (the “First Amendment”) to increase the credit facility from Thirty Million Dollars ($30,000,000) to Forty Million Dollars ($40,000,000) during the Temporary Increase Period (as defined below), among other things, adding the following new definitions to the TBK Agreement:

(i) “53. “Temporary Increase Period” means the period commencing on August 4, 2021 through and including December 2, 2021; and

(ii) 54. “Special Advances” means any Advances made during the Temporary Increase Period that would cause the outstanding Obligations to exceed Thirty Million Dollars ($30,000,000).”

In addition to adding new definitions to the TBK Agreement, the First Amendment amended the following sections of the TBK Agreement in their entirety and substituted such sections with the following:

“37. “Maximum Facility” – (a) during the Temporary Increase Period, Forty Million Dollars ($40,000,000) and (b) at all times thereafter, Thirty Million Dollars ($30,000,000).”

“3. Base Rate – The Base Index plus (a) with respect to Special Advances, 6.75 and (b) with respect to all other Advances, 3.00.”

The First Amendment also provides for a non-refundable amendment closing fee equal to Fifty Thousand Dollars ($50,000), which was fully earned, due and payable as of August 4, 2021.

A copy of the First Amendment is included as Exhibit 10.1 to this Current Report and is hereby incorporated by reference. All references to the First Amendment are qualified, in their entirety, by the text of such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report is hereby, incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	First Amendment to Revolving Purchase, Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: August 9, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer